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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 27, 1998

                         MARTEK BIOSCIENCES CORPORATION
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                  (Exact name of registrant as specified in its
                                    charter)

          Delaware                 000-22354                   52-1399362
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(State or other jurisdiction of    (Commission File      (I.R.S. Employer
incorporation or organization)         Number)               Identification No.)


      6480 Dobbin Road          Columbia, Maryland                    21045
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       (Address of principal executive offices)                       (Zip Code)


      Registrant's telephone number, including area code: (410) 740-0081


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          (Former name or former address, if changed since last report)


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                         MARTEK BIOSCIENCES CORPORATION

ITEM 5. OTHER EVENTS.

            On April 27, 1998, Martek Biosciences Corporation (the "Company") issued 655,563 shares of its common stock, $.10 par value per share (the "Common Stock"), and warrants (the "Warrants") to purchase an additional 196,669 shares of common stock, for an aggregate of $10,250,000 in cash. The securities were issued to five investors in a private offering pursuant to Regulation D of the Securities Act of 1933, as amended. In connection with the private placement, the investors committed to provide, at the Company's option, a total additional investment of up to $10,250,000, subject to certain conditions, in the form of common stock and warrants. Further information is contained in the Company's press release announcing the sale of the Common Stock and the Warrants as well as the Common Stock and Warrant Purchase Agreement, which are filed as exhibits to this current Report on Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits.

              The following are filed as exhibits to this current Report on Form 8-K:

              99.1  Press Release dated April 27, 1998

              99.2 Common Stock and Warrant Purchase Agreement dated April 27, 1998 by and among Martek Biosciences Corporation and the purchasers listed in Schedule I thereto.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MARTEK BIOSCIENCES
                                              CORPORATION

Date: May 5, 1998                             By:   /s/  Peter L. Buzy
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                                                    Peter L. Buzy
                                                    Chief Financial Officer



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER

99.1              Press Release dated April 27, 1998

99.2 Common Stock and Warrant Purchase Agreement by and among Martek Biosciences Corporation and the Purchasers listed on
                  Schedule I thereto





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